UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 3, 2015

Commission File Number: 001-35768

WASHINGTONFIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	26-4480276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 250, Reston, Virginia 20190

(Address of principal executive offices) (Zip Code)

(703) 840-2410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 3, 2015, WashingtonFirst Bankshares, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the underwriters named on Schedule A attached thereto (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of an aggregate of 1,440,000 shares of the Company’s common stock, par value $0.01 per share (the “voting common stock”), at a public offering price of $20.00 per share. The Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $18.95 per share. The Company also granted to the Underwriters a 30-day option to purchase up to an additional 216,000 shares of voting common stock. The net proceeds to the Company, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be approximately $27.0 million (or approximately $31.1 million if the Underwriters exercise their option to purchase additional shares in full).

The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The shares of voting common stock are expected to be delivered to the Underwriters on or about December 8, 2015, subject to satisfaction of the closing conditions.

The voting common stock was offered pursuant to a prospectus supplement dated December 3, 2015 filed with the Securities and Exchange Commission as part of the Company’s shelf registration statement on Form S-3 (Registration File No. 333-202318; effective on March 11, 2015).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Underwriting Agreement that is attached hereto as Exhibit 1.1 and incorporated herein by reference. The representations and warranties set forth in the Underwriting Agreement are intended only for the benefit of the Underwriters and do not constitute representations and warranties of the Company to any other person.

In connection with the Offering, Troutman Sanders LLP provided a legal opinion with respect to the validity of the shares of voting common stock to be issued by the Company in the Offering, attached hereto as Exhibit 5.1.

Item 8.01.	Other Events.

On December 3, 2015, the Company issued a press release with respect to the pricing of the shares of voting common stock to be issued by the Company in the Offering. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Number	Description

1.1	Underwriting Agreement, dated December 3, 2015.

5.1	Opinion of Troutman Sanders LLP.

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1).

99.1	Press release issued by WashingtonFirst Bankshares, Inc. dated December 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTONFIRST BANKSHARES, INC.

December 3, 2015	/s/ Matthew R. Johnson
Date	Matthew R. Johnson
Executive Vice President and Chief Financial Officer

Exhibit Index

Number	Description

1.1	Underwriting Agreement, dated December 3, 2015.

5.1	Opinion of Troutman Sanders LLP.

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1).

99.1	Press release issued by WashingtonFirst Bankshares, Inc. dated December 3, 2015.